Exhibit 99.1



                HALIFAX PROVIDES UPDATED BALANCE SHEET

ALEXANDRIA, VA - February 22, 2005 - Halifax Corporation (AMEX: HX) today announced that the balance sheet as of December 31, 2004, has been reclassified. An updated balance sheet has been provided to replace the version issued on February 10, 2005. The only change is that bank debt has been reclassified from long term to current. This has no effect on any other aspects of the balance sheet, nor any impact on interest expense on the income statement for the period.

The updated balance sheet was provided in the Form 10Q Report for the quarter ended December 31, 2004, and filed earlier today.

Founded in 1967, Halifax Corporation is an enterprise maintenance solutions company providing a wide range of technology services to commercial and government customers throughout the United States. The Company's principal products are high availability hardware maintenance services, technology deployment and integration services, and secure network program services. More information regarding Halifax can be found at www.hxcorp.com. The information on the website listed above is not and should not be considered part of this document. This website is intended to be an inactive textual reference.

Certain statements made by the Company which are not historical facts may be considered forward-looking statements, including, without limitation, statements as to trends, management's beliefs, views, expectations and opinions, which are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Such forward-looking statements are subject to risks and uncertainties and may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. For further information that could affect the Company's financial statements, please refer to the Company's reports filed with the Securities and Exchange Commission.















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                          Halifax Corporation
                        Summary Financial Data

     (in 000's except per share      Three Months Ended    Nine Months Ended
              amounts)                  December 31,         December 31,

 Statements of Operations              2004      2003       2004      2003

 Revenues                             $ 15,605  $ 13,380   $ 43,847  $ 36,517

 Cost of services                       15,641    11,802     40,547    32,122
 Selling, Marketing, General &           1,383     1,226      4,038     3,531
 Administrative
 Abandonment of facility                     -         -        179         -


 Operating (loss) income               (1,419)       352      (917)       864

 Interest expense                        (163)     (130)      (462)     (419)

 (loss) Income before income taxes     (1,582)       222    (1,379)       445

 Income tax expense (benefit)            (547)        20      (479)        40

 Net (loss) income                    $(1,035)    $  202    $ (900)   $   405


 Earnings (loss) per common share -   $  (.33)    $  .07    $ (.30)   $   .16
 basic:

 Earnings (loss) per common share -   $  (.33)    $  .07    $ (.30)   $   .16
 diluted:

 Weighted average number of
 common shares outstanding:

 Basic                                   3,167     2,910      2,982     2,548
 Diluted                                 3,238     2,992      3,032     2,598

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 Balance Sheets                            December 31, 2004  March 31, 2004
 Current assets
 Cash                                        $            100  $          430
 Trade accounts receivable, net                        11,747           9,364
 Inventory, net                                         5,872           5,845
 Prepaid expense and other current assets                 834             599
 Deferred tax asset                                     1,148           1,204

 Total current assets                                  19,701          17,442

 Property and equipment, net                            1,624           1,598
 Goodwill and intangibles, net                          7,235           4,606
 Other assets                                             144             149
 Deferred tax asset                                     3,231           2,696

 Total assets                               $          31,935  $       26,491

 Liabilities and Stockholders' Equity

 Current liabilities
 Accounts payable and accrued expenses      $           8,137  $        6,723
 Bank debt                                              9,698               -
 Deferred maintenance revenue                           3,796           2,543
 Current portion of long-term debt                        517             523

 Total current liabilities                             22,148           9,789

 Long-Term bank debt                                        -           7,227
 Othe long-term debt                                      172              19
 Subordinated debt-affiliate                            2,400           2,400
 Deferred income                                          293             337

 Total liabilities                                     25,013          19,772

 Stockholders' equity                                   6,922           6,719

 Total liabilities and stockholders'        $          31,935  $       26,491
 equity

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